Exhibit 4.1

                                 FIRST AMENDMENT
                               TO CREDIT AGREEMENT


         This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of July 23, 1997 (this "Amendment"), amends in certain respects the Second Amended and Restated Credit Agreement (the "Loan Agreement") dated as of May 6, 1996 between Loehmann's, Inc. (the "Borrower"), and BankAmerica Business Credit Inc., as Agent and sole lender (the "Lender"), as amended.

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lender amend certain of the provisions set forth in Sections 1.1, 6.1, 6.3 and 6.4 of the Loan Agreement;

         WHEREAS, the Lender is willing to modify the provisions of Sections 1.1, 6.1, 6.3 and 6.4 of the Loan Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amendment and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows.

         SECTION 1. DEFINED TERMS. Terms defined in the Loan Agreement and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

         SECTION 2.   AMENDMENTS TO LOAN AGREEMENT.

                   (a)The definition of "Net Worth" set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                           "Net Worth" means the excess of total assets over total liabilities, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5.1."

                   (b)Section 6.1 of the Loan Agreement is hereby amended by
                      deleting the amounts set forth opposite the Fiscal Quarters ending on July 31, 1997 and each Fiscal Quarter thereafter in the table set forth in such Section 6.1 and substituting the following therefor:

                           "July 31 and October 31, 1997             $21,000,000
                            January 31 and April 30, 1998            $21,000,000
                            July 31 and October 31, 1998             $24,000,000

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                            January 30 and April 30, 1999            $24,000,000
                            July 31, 1999 and each Fiscal            $30,000,000
                             Quarter thereafter"

                  (c)Section 6.3 of the Loan Agreement is hereby amended
                     by deleting the amounts set forth opposite the Fiscal Quarters ending on July 31, 1997 and each Fiscal Quarter thereafter in the table set forth in such
                     Section 6.3 and substituting the following therefor:

                           "July 31, 1997                           1.6 to 1.0
                            October 31, 1997                        1.6 to 1.0
                            January 31, 1998                        1.6 to 1.0
                            April 30, 1998                          1.6 to 1.0
                            July 31, 1998                           1.7 to 1.0
                            October 31, 1998                        1.7 to 1.0
                            January 30, 1999                        1.8 to 1.0
                            April 30, 1999                          1.8 to 1.0
                            July 31, 1999                           2.2 to 1.0
                            October 31, 1999                        2.2 to 1.0
                            January 29, 2000 and each               2.25 to 1.0"
                             Fiscal Quarter thereafter

                   (d)Section 6.4 of the Loan Agreement is hereby amended by
                      deleting the amounts set forth opposite the Fiscal Quarters ending July 31, 1997 and each Fiscal Quarter thereafter in the table set forth in such Section 6.4 and substituting therefor:

                           "July 31, 1997                           $17,500,000
                            October 31, 1997                        $19,000,000
                            January 31, 1998                        $19,000,000
                            April 30, 1998                          $20,000,000
                            July 31, 1998                           $20,000,000
                            October 31, 1998                        $20,000,000
                            January 30, 1999                        $20,000,000
                            April 30, 1999                          $20,000,000
                            July 31, 1999                           $20,000,000
                            October 31, 1999                        $27,000,000
                            January 29, 2000 and                    $27,000,000"
                              each Fiscal Quarter thereafter

         SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall be effective as of the date above written when the Agent shall have received the following:

                   (a) counterparts of this Amendment executed by the Borrower and the Lender;

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                   (b) payment by Borrower to Lender of an amendment fee in the amount of $25,000; and

                   (c) such other certificates, representations, instruments and other documents as the Lender may require, in form and substance satisfactory to the Lender.

SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender and the Agent that (i) the execution, delivery and performance of this Amendment by the Borrower is within its corporate powers and has been duly authorized by all necessary corporate action, (ii) no consent, approval, authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with the execution, delivery and performance of this Amendment, except for those already duly obtained, (iii) this Amendment has been duly executed by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms and (iv) the execution, delivery and performance by the Borrower of this Amendment does not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of Borrower or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which Borrower or any Subsidiary is party or which is binding upon it, (b) any Requirement of Law applicable to Borrower or any Subsidiary, or ( c) the Certificates or Articles of Incorporation or By-laws of Borrower or any Subsidiary.

         SECTION 5.  REFERENCE TO AND EFFECT ON LOAN DOCUMENTS,

                   5.1 On and after the date hereof, each reference in the Loan
                       Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

                   5.2 Except as specifically amended above, all of the terms of the Loan Agreement shall remain unchanged and in full force effect.

                   5.3 The execution, delivery and effectiveness of this
                       Amendment shall not operate as a waiver of any right, power or remedy of the Lender or the Agent under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.

         SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

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         SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

         SECTION 8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

         IN WITNESS WHEREOF, This Amendment has been duly executed as of the date first written above.

                                 LOEHMANN'S INC.



                                 By: \S\  Robert Glass
                                     ---------------------------------
                                 Title: Senior Vice President
                                        ------------------------------

                                 BANKAMERICA BUSINESS CREDIT, INC.,
                                  as Lender and Agent


                                 By: \S\  Louis Alexander
                                     ---------------------------------
                                 Title: Vice President
                                        ------------------------------